EXHIBIT 99.1

March 12, 2026

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

The Fundamental Importance of Our Role

In recent months, a series of independent reports and studies have found what the Federal Home Loan Banks and our members have long known: that FHLBank funding leads to increased local lending activity, broad financial stability and a stronger nationwide network of neighborhood lenders.

•	In January, the Urban Institute released The Value of the FHLBank System to Promote Housing and Community Development Lending, its latest of three studies on the FHLBanks, which found that between 2002 and 2024, FHLBank System advances contributed to more than a $1.8 trillion increase in combined lending by bank and credit union members across the country, including $850 billion in additional residential real estate lending.

•	Last December, the U.S. Government Accountability Office (“GAO”) report, Federal Home Loan Banks: Role During financial Stress and Members’ Borrowing Trends and Outcomes, stated that “the FHLBanks generally serve as a reliable and consistent source of funding for banks of all sizes throughout the financial cycle.”

•	And in November 2025, Urban released The Value of the FHLBank System to Bank Liquidity and Stability, which stated that advances “are an integral part of day-to-day risk management” for our members, and that our foundational liquidity mission benefits the U.S. economy to the tune of $13.2 billion to $21.4 billion annually, and saves U.S. homeowners $3.8 billion in lower cost mortgages each year.

These independent analyses offer compelling support for the fundamental importance of our role, and the many significant ways in which we positively benefit households, communities and consumers nationwide.  But we do not plan to let only these reports speak for us.

A key focus for the Federal Home Loan Bank of New York this year is telling the story of the FHLBNY and the FHLBank System to members, regulators, legislators, policymakers, media and other banking and housing stakeholders to underscore our cooperative’s value proposition and the vital role we play in both driving local lending and promoting broad financial stability.

As a cooperative, when we tell our story, we do so in support of our members – focused on assuring the certainty of our funding and access to our products and programs.  We are fortunate at the FHLBNY to have strong member trade association partners.  At our February Board meeting, I was thrilled to join with Mike Affuso, president and CEO of NJBankers; Clare Cusack, president and CEO of NYBA; and John Witkowski, president and CEO of IBANYS, for a panel discussion on advocacy.  Leveraging these important, mutually beneficial partnerships is critical to our ability to effectively communicate with key stakeholders, amplify our voice and foster a better understanding of and appreciation for the FHLBanks with a range of audiences.  The insights from our conversation will help inform and enhance our own efforts going forward as we continue to engage stakeholders on the importance of our role.

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Clare, John and Mike lead organizations that are prime examples of the value of strong, unified advocacy. I thank them for joining us at our Board meeting, and for all the work they do on behalf of our members and in partnership with the FHLBNY – work that benefits communities and households across our region.

FHLBNY Announces Results for 2025

A key takeaway from our advocacy discussion was the importance of the member voice in telling the story of the FHLBanks.  Our members are the ones who truly understand the value of our liquidity.  It is through our members that the FHLBanks extend access to credit for housing, small businesses, farms and communities nationwide.  Our members are also our partners on our affordable housing and community development programs, working alongside each other to deliver grant funding to where it is needed most.  As both the owners and clients of the cooperatives, no one is more invested in the FHLBank System than its members, and our members have a powerful story to tell about what our foundational liquidity mission means to them, their customers and the communities we all serve.

Our financial performance both reflects and supports our ability to deliver on our mission. On February 20, we announced our results for 2025, in which we reported income of $599.8 million – below the prior year’s near record level, but a very solid year for our cooperative.  Our performance in 2025 positioned us to set aside $115 million from last year’s earnings to support this year’s housing and community development programs.  Most importantly, member borrowings remained strong throughout 2025, closing the year with $92.5 billion in advances – a level that has grown to above $105 billion to start 2026 as we continue to consistently meet our members’ needs.

Our impact in 2025 goes beyond the financial statement.  Last year, we made a record $150.4 million available through a wide range of grant programs and subsidized products, all of which were funded directly from our earnings.  We also used the power of our balance sheet to create local opportunities for housing and community development, investing $375 million in New York City Housing Development Corporation bonds to help create or preserve more than 8,500 homes across New York City, and acquiring a record $495 million in mortgage loans from our members through our Mortgage Asset Program.  Throughout the year, we used the full scope of our cooperative to foster local lending, create housing opportunities and promote financial stability.

The FHLBank System also had a strong 2025, with $5.6 billion in net income across the 11 FHLBanks.  Additionally, the FHLBanks had a collective $676.7 billion in advances outstanding at year-end, liquidity that facilitates broad impact in local housing and economic development. The FHLBanks also allocated more than $1 billion from their earnings to support housing and community development initiatives across the country.

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Join Us at the 2026 FHLBNY Member Symposium

Last month, we sent out our official invitation to the 2026 FHLBNY Member Symposium, which will be held on Thursday, April 16, at The Metropolitan Club in Manhattan.  The Symposium draws banking industry leaders from across our membership and features speakers and panel discussions covering a range of topics, from housing to business trends to the evolving technology landscape.  For this year’s event, our keynote speaker will be Federal Reserve Bank of New York President John Williams, and we have developed a robust agenda for the entire day.

The Symposium provides a significant opportunity to engage our members, highlight the strengths of our partnership, and identify new opportunities for our cooperative to expand our impact.  I encourage all of our members to attend, and look forward to seeing you there.

Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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